UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2006

Chindex International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24624	13-3097642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Wisconsin Avenue, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 215-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Chindex International, Inc. ("Chindex") announces that, effective April 24, 2006, Ms. Cheryl Chartier will become its Corporate Controller and Principal Accounting Officer.

Ms. Chartier is a Certified Public Accountant, holding B.B.A. and M.S. – MIS degrees from the University of Wisconsin. She is 43 years old and has been an employee of Chindex since March 2000. She served as an Account Analyst from that time until January 2002, when she was promoted to Assistant Controller – U.S. Office, responsible for financial reporting of certain of the Company's subsidiaries. Since June 2004, Ms. Chartier has served as Assistant Controller - SEC Preparation. Prior to joining Chindex, Ms. Chartier’s experience in accounting included financial reporting in the healthcare industry and auditing at a major public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chindex International, Inc.

April 24, 2006	By:	Lawrence Pemble

Name: Lawrence Pemble
Title: Executive Vice President